                                                                    Exhibit 10.6
                              EMPLOYMENT AGREEMENT
                              --------------------


     This Employment Agreement (this "Agreement"), effective on the date hereof, is entered into in Richardson, Texas by and between @TRACK Communications, Inc., a Delaware corporation, with its principal place of business located at 1155 Kas Drive, Suite 100, Richardson, Texas, 75081 ("Employer"), and J. Raymond Bilbao, an individual residing 3333 Nutmeg Circle, Frisco, Texas, 75034 ("Executive").

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Employer and Executive, intending to be legally bound, hereby agree as follows:

1.   Employment Relationship.  Employer hereby employs Executive, and Executive
     -----------------------
     hereby accepts such employment, upon the terms and conditions set forth in this Agreement. Such employment relationship shall continue for the stated term of this Agreement, as described in Paragraph 8 hereof, unless earlier terminated pursuant to Paragraph 5 hereof.

2.   Position and Responsibilities of Executive.  Executive shall be employed as
     ------------------------------------------
     Senior Vice President, General Counsel and Secretary with job responsibilities related thereto, and such job responsibilities may be expanded at the sole discretion of the Chief Executive Officer and/or the Board of Directors of Employer. Executive shall report to the Chief Executive Officer and/or Board of Directors of Employer and shall devote such time, skill and attention to the business of Employer as shall be required for the efficient management thereof, and shall manage and supervise such business, and shall devote his full time best efforts to the faithful performance of his duties on behalf of Employer. If Executive is the Chief Executive Officer, such Executive shall report to the Board of Directors of the Company. Executive shall also perform such other duties, and may have job responsibilities and titles modified from time to time as may be requested by the Chief Executive Officer and/or the Board of Directors of Employer, provided such duties and job titles are generally consistent with the level of responsibility currently held by Executive. Executive's duties shall be performed at the Employer's corporate headquarters in Richardson, Texas. The location at which Executive performs his duties shall not be relocated more than 30 miles from Employer's corporate headquarters on the date hereof, without Executive's written consent, provided that the Executive may be required to travel and/or work from time to time on a non-permanent basis wherever the Employer shall reasonably require. Executive shall not engage in additional gainful employment of any kind or undertake any role or position, whether or not for compensation, with any competitor of Employer during the term of this Agreement without advance written approval of the Board of Directors of Employer.

3.   Compensation.  For all services rendered by Executive pursuant to this
     ------------
     Agreement, Employer shall pay to Executive, and Executive shall accept as full compensation hereunder the following:

     a.   Salary.  Executive shall receive a salary of $14,166.67 per month
          ------
          payable by Employer in semi-monthly amounts in Richardson, Texas. Executive's salary shall be subject to all appropriate federal and state withholding taxes and shall be payable in accordance with the normal payroll procedures of Employer. Employer shall not reduce Executive's salary without Executive's written consent. The Company shall review for potential increase such Executive's annual base salary on or about January 1 of each calendar year.

     b.   Benefits and Perquisites.  Executive shall be entitled to participate
          ------------------------
          in the Executive benefit plans provided by Employer for all employees generally, and for executive employees of Employer. Employer shall be entitled to change such plans from time to time, and the parties acknowledge that at the initial date of this Agreement the fringe benefits provided to Executive include a corporate 401(k) plan, health, dental, life, short and long-term disability insurance for the Executive, and reimbursement of certain expenses in accordance with the policies and procedures of Employer.

     c.   Discretionary Bonuses. The Board of Directors of Employer shall
          ---------------------
          establish a discretionary incentive bonus plan for Executive based on various targets and performance criteria to be established by the Board of Directors of Employer. The evaluation of the performance of Executive as measured by the applicable targets and the awarding of applicable bonuses, if any, shall be at the sole discretion of the Board of Directors of Employer. The maximum annual bonus which may be awarded to Executive shall be in the amount of thirty percent (30%) of Executive's annual base salary at each calendar year end of Employer during the term of this Agreement, pro-rated for partial years of employment. The annual discretionary bonus may be awarded in whole, in part, based on the level of incentive bonus plan performance criteria achieved by Executive, in the sole judgement of the Board of Directors of Employer. If Executive terminates this Agreement prior to the expiration of the initial one (1) year term or if Employer terminates this Agreement for Cause as per Paragraph 5(b), the Executive will not be paid any Discretionary Bonus, in whole or in part.

     d.   Stock Options.  Employer shall grant to Executive 494,840 stock
          -------------
          options (the "New Options") pursuant to the @Track Communications, Inc. Stock Option Plan (the "Plan"); provided, however, that such New Options shall become vested and exercisable three (3) years from date of grant. Additionally, if Executive is terminated without cause, such New Options shall immediately become fully vested and exercisable for a period of sixty (60) days from such date of termination without cause. If Executive fails to exercise such New Options within sixty
          (60) days of the date of termination, such New Options shall be forfeited. Executive currently holds 16,800 stock options previously issued under the Plan of which 5,160 are fully vested and exercisable. Upon execution of this Agreement, Executive hereby forfeits any stock options previously issued under the Plan which are not fully vested and exercisable at the time of the signing of this Agreement.

4.   Protective Covenants.  Executive recognizes that his employment by Employer
     --------------------
     is one of the highest trust and confidence because (i) Executive has become and/or in the future will become fully familiar with all aspects of Employer's business during the period of his employment with Employer, (ii) certain information of which Executive will gain knowledge during his employment by Employer is proprietary and confidential information and is of special and peculiar value to Employer, and (iii) if any such proprietary and confidential information were imparted to or became known by any person, including Executive, engaging in a business in competition with that of Employer, hardship, loss and irreparable injury and damage could result to Employer, the measurement of which would be difficult if not impossible to ascertain. Executive further acknowledges that Employer has developed unique skills, concepts, sales presentations, marketing programs, marketing strategy, business practices, methods of operation, pricing information, production cost information, trademarks, licenses, technical information, proprietary information, computer software programs, tapes and discs concerning its operations systems, customer lists, customer leads, documents identifying past, present and future customers, customer profile and preference data, hiring and training methods, investment policies, financial and other confidential and proprietary information concerning its operations and expansion plans ("Trade Secrets"). Therefore, Executive agrees that it is necessary for Employer to protect its business and that of its affiliates from such damage, and Executive further agrees that the following covenants constitute a reasonable and appropriate means, consistent with the best interest of both Executive and Employer, to protect Employer or its affiliates against damage due to loss or disclosure of proprietary information or Trade Secrets and shall apply to and be binding upon Executive as provided herein:

     a.   Trade Secrets.  Executive recognizes that his position with Employer
          -------------
          is one of the highest trust and confidence by reason of Executive's access to and contact with certain Trade Secrets of Employer. Executive agrees and covenants that, except as may be required by Employer in connection with this Agreement, or with the prior written consent of Employer, Executive shall not, either during the term of this Agreement or at any time thereafter, directly or indirectly, use for Executive's own benefit or for the benefit of another, or disclose, disseminate, or distribute to another, except as directed by Employer or as required for the performance of Executive's duties on behalf of the Employer, any Trade Secret (whether or not acquired, learned, obtained, or developed by Executive alone or in conjunction with others) of Employer or of others with whom Employer has a business relationship. All Trade Secrets, and all memoranda, notes, records, drawings, documents, or other writings whatsoever made, compiled, acquired, or received by Executive at any time during his employment with Employer, including during the term of this Agreement, arising out of, in connection with, or related to any activity or business of Employer, including, but not limited to, the customers, suppliers, or others with whom Employer has a business relationship, the arrangements of Employer with such parties, and the pricing and expansion policies and strategy of Employer, are, and shall continue to be, the sole and exclusive property of Employer and shall, together with all copies thereof, any and all documents constituting or relating to Employer's proprietary information and Trade Secrets, and all advertising literature, be returned and delivered to Employer by Executive immediately, without demand, upon the termination of this Agreement, or at any time upon Employer's demand.

               Executive acknowledges that Employer would not employ Executive or provide Executive access to Employer's Trade Secrets and proprietary and confidential information but for Executive's covenants in this Paragraph 4.

               Executive represents and warrants that he is not bound by any agreement with any prior employer or other party that will be breached by execution and performance of this Agreement, or which would otherwise prevent him from performing his duties with Employer as set forth in this Agreement. Executive represents and warrants that he has not retained any copies of proprietary and confidential information of any prior employer, and he will not use or rely on any confidential and proprietary information of any prior employer in carrying out her duties for Employer.

     b.   Covenant Not to Compete. In consideration of the numerous mutual
          -----------------------
          promises contained in the Agreement between Employer and the Executive, including, without limitation, those involving access to Trade Secrets and confidential information and training, and in order to protect Employer's Trade Secrets and the confidential information and to reduce the likelihood of irreparable damage which would occur in the event such information is provided to or used by a competitor of Employer, Executive agrees that during his employment and for an additional period of twelve (12) months immediately following the voluntary or involuntary termination of his employment for any reason whatsoever (the "Non-Competition Term"), Executive will not, without the prior written consent of Employer (which consent may be withheld in its sole discretion), enter the employ of any person or entity, either directly or indirectly either as principal, agent, representative, shareholder (except owning publicly traded stock for investment purposes only in which Executive owns less than 5%) consultant, officer, business partner, associate, Executive or otherwise, with a place of business in the United States of America and/or Canada, which sells or offers to sell services and/or products which compete directly with the services and/or products offered or to be offered for sale by Employer.

               Executive hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 4 are reasonable and are no broader than are necessary to protect the legitimate business interests of the Employer.

          The Employer and Executive agree and stipulate that the agreements and covenants not to compete contained in Paragraph 4 hereof are fair and reasonable in light of all of the facts and circumstances of the relationship between Executive and Employer; however, Executive and Employer are aware that in certain circumstances courts have refused to enforce certain provisions of agreements not to compete.
          Therefore, in furtherance of, and not in derogation of the provisions of Paragraph 4, Employer and Executive agree that in the event a court should decline to enforce the provisions of Paragraph 4, that Paragraph 4 shall be deemed to be modified or reformed to restrict Executive's competition with Employer or its affiliates to the maximum extent, as to time, geography and business scope, which the court shall find enforceable; provided, however, in no event shall the provisions of Paragraph 4 be deemed to be more restrictive to Executive than those contained herein.

     c.   Non-Solicitation.  Executive agrees that during his employment, and
          -----------------
          for a period of twelve (12) months following the termination of his employment for any reason whatsoever, that neither he nor any individual, partner(s), limited partnership, corporation or other entity or business with which he is in any way affiliated, including, without limitation, any partner, limited partner, director, officer, shareholder, Executive, or agent of any such entity or business, will
          (i) request, induce or attempt to influence, directly or indirectly, any employee of Employer to terminate their employment with Employer or (ii) employ any person who as of the date of this Agreement was, or after such date, is an employee of Employer. Executive further agrees that during the period beginning with the commencement of Executive's employment with Employer and ending twelve (12) months after the termination of Executive's employment with Employer for any reason whatsoever, he shall not, directly or indirectly, as an Executive, agent, consultant, stockholder, director, partner or in any other individual or representative capacity of Employer or of any other person, entity or business, solicit or encourage any present or future customer, supplier, contractor, partner or investor of the Employer to terminate or otherwise alter his, her or its relationship with Employer.

     d.   Work Product.  For purposes of this Paragraph 4, "Work Product" shall
          ------------
          mean all intellectual property rights, including all trade secrets, U.S. and international copyrights, patentable inventions, discoveries and other intellectual property rights in any programming, design, documentation, technology, or other work product that is created in connection with Executive's work. In addition, all rights in any preexisting programming, design, documentation, technology, or other Work Product provided to Employer during Executive's employment shall automatically become part of the Work Product hereunder, whether or not it arises specifically out of my "Work." For purposes of this Agreement, "Work" shall mean (1) any direct assignments and required performance by or for the Employer, and (2) any other productive output that relates to the business of the Employer and is produced during the course of Executive's employment or engagement by Employer. For this purpose, Work may be considered present even after normal working hours, away from Employer's premises, on an unsupervised basis, alone or with others. Unless otherwise approved in writing by the Board of Directors of Employer, this Agreement shall apply to all Work Product created in connection with all Work conducted before or after the date of this Agreement.

          Employer shall own all rights in the Work Product. To this end, all Work Product shall be considered work made for hire for Employer. If any of the Work Product may not, by operation of law or agreement, be considered Work made by Executive for hire for the Employer (or if ownership of all rights therein do not otherwise vest exclusively in the Employer immediately), Executive agrees to assign, and upon creation thereof does hereby automatically assign, with further consideration, the ownership thereof to the Employer. Executive hereby irrevocably relinquishes for the benefit of Employer and its assigns any moral rights in the Work Product recognized by applicable law. Employer shall have the right to obtain and hold, in whatever name or capacity it selects, copyrights, registrations, and any other protection available in the Work Product.

          Executive agrees to perform upon the request of Employer, during or after Executive's Work or employment, such further acts as may be necessary or desirable to transfer, perfect, and defend the Employer's ownership of the Work Product, including by (1) executing, acknowledging, and delivering any requested affidavits and documents of assignment and conveyance, (2) obtaining and/or aiding in the enforcement of copyrights, trade secrets, and (if applicable) patents with respect to the Work Product in any countries, and (3) providing testimony in connection with any proceeding affecting the rights of the Employer in any Work Product.

          Executive warrants that Executive's Work for Employer does not and will not in any way conflict with any remaining obligations Executive may have with any prior employer or contractor. Executive also agrees to develop all Work Product in a manner that avoids even the appearance of infringement of any third party's intellectual property rights.

     e.   Survival of Covenants.  Each covenant of Executive set forth in this
          ---------------------
          Paragraph 4 shall survive the termination of this Agreement and shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Executive against Employer whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by Employer of said covenant. No modification or waiver of any covenant contained in Paragraph 4 shall be valid unless such waiver or modification is approved in writing by the Board of Directors of Employer.

     f.   Remedies.  In the event of breach or threatened breach by Executive of
          --------
          any provision of this Paragraph 4, Employer shall be entitled to relief by temporary restraining order, temporary injunction, or permanent injunction or otherwise, in addition to other legal and equitable relief to which it may be entitled, including any and all monetary damages which Employer may incur as a result of said breach, violation or threatened breach or violation. Employer may pursue any remedy available to it concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach, violation, or threatened breach or violation, or as to any other breach, violation, or threatened breach or violation.

               Executive hereby acknowledges that Executive's agreement to be bound by the protective covenants set forth in this Paragraph 4 was a material inducement for Employer entering into this Agreement, agreeing to pay Executive the compensation and benefits set forth herein, and providing Executive access to Employer's Trade Secrets and other confidential information.

5.   Termination. The employment relationship between Executive and Employer
     -----------
     created hereunder shall terminate before the expiration of the stated term of this Agreement upon the occurrence of any one of the following events:

     a.   Death or Permanent Disability.  The employment relationship shall be
          -----------------------------
          terminated effective on the death or permanent disability of the Executive. However, Executive shall be entitled to leaves of absence from the Company in accordance with the policy of the Company generally applicable to executives for illness or temporary disabilities for a period or periods not exceeding six (6) months in any calendar year, and his status as an Executive shall continue during such periods. However, if the Executive qualifies for short term disability payments under Employer's standard short term disability plan during such leave, Executive shall apply to receive such short term disability payments. Employer shall supplement such short term disability payments during the first three (3) months of any such six (6) month period so that Executive receives such monthly amounts when combined with the short term disability payments to equal Executive's monthly compensation as set forth in paragraph 3(a) of this Agreement. However, during the last three (3) months of any such six (6) month period, Executive shall accept payments under Employer's standard short term disability plan in lieu of any salary payments set forth in Section 3(a) above. If Executive is incapacitated due to physical or mental illness and such incapacity prevents Executive from satisfactorily performing his duties for the Company on a full time basis for six (6) months or more during a single fiscal year, Executive shall be deemed to have experienced a permanent disability and the Company may terminate this Agreement upon thirty (30) days written notice. In the event that Employer terminates this Agreement on the basis of the Executive's permanent disability, the Executive shall be entitled to a cash payment equal to the Executive's annual salary as of the date of termination. The Company shall make such payment within thirty (30) days of such termination.

     b.   Termination for Cause. The following events, which for purposes of
          ---------------------
          this Agreement shall constitute "cause" for termination:

          i. Any act of fraud, misappropriation or embezzlement by Executive with respect to any aspect of Employer's business;

          ii. The breach by Executive of any provision of Paragraphs 1, 2 or 4 (including but not limited to a refusal to follow lawful directives of the Board of Directors of Employer or their designees which are not inconsistent with the duties of Executive's position and the provisions of this Agreement) of this Agreement;

          iii. The conviction of Executive by a court of competent jurisdiction of a felony or of a crime involving moral turpitude;

          iv. The intentional and material breach by the Executive of any non-disclosure or non-competition/non-solicitation provision of any agreement to which the Executive and Employer or any of its subsidiaries are parties; or

          v. The intentional and continual failure by the Executive to perform in all material respects his duties and responsibilities (other than as a result of death or disability) and the failure of the Executive to cure the same in all material respects within thirty
               (30) days after written notice thereof from Employer;

          vi. The illegal use of drugs by Executive during the term of this Agreement that, in the determination of the Board of Directors of Employer, substantially interferes with Executive's performance of his duties hereunder;

          vii. acceptance of employment with any other employer except upon written permission of the Board of Directors of Employer.


     c.   Termination by Employer with Notice.  Employer may terminate this
          -----------------------------------
          Agreement without cause at any time upon thirty (30) days written notice to Executive, during which period Executive shall not be required to perform any services for Employer other than to assist Employer in training his successor and generally preparing for an orderly transition; PROVIDED, HOWEVER, that Executive shall be entitled to compensation upon such termination as provided in Paragraph 6(a), (b), (c) and (d) below.

6.   Compensation Upon Termination.  Upon the termination of Executive's
     -----------------------------
     employment under this Agreement before the expiration of the stated term hereof for any reason, Executive shall be entitled to:

     a. the salary earned by him before the effective date of termination as provided in Paragraph 3(a) hereof (including salary payable during any applicable notice period), prorated on the basis of the number of full days of service rendered by Executive during the salary payment period to the effective date of termination;

     b.   any accrued, but unpaid, vacation benefits; and

     c.   any previously authorized but unreimbursed business expenses.

          If Executive's employment hereunder terminates because of the death or permanent disability of Executive, all amounts that may be due to her under this

     Paragraph 6 or Paragraph 5(a) shall be paid to him or his administrators, personal representatives, heirs and legatees, as may be appropriate.

     d.   Additional Compensation and Benefits Upon Termination Without Cause.
          -------------------------------------------------------------------
          If Executive's employment hereunder terminates without cause pursuant to Paragraph 5(c) above, Employer shall provide to Executive in addition to the amounts set forth in Subparagraphs 6(a), 6(b) and 6(c) above:

          i. a cash payment equal to monthly salary payments for the duration of the Initial Term of this Agreement or any Renewal Term as set forth in Paragraph 8 below when and as such salary payments would have been come due had the Executive's employment not have been terminated; provided, however, that such payment shall under no circumstances be less than an amount equal to six (6) months of monthly salary for such Executive.

          ii. continued medical insurance benefits, at Employer's expense, for a period of twelve (12) months.

          The Employer shall pay the severance amounts referenced in this Paragraph 6(d) within thirty (30) days of the date of termination. Such payments shall be subject to the "gross up" provisions of Annex A hereto. Executive shall have no obligation to mitigate any severance obligation of Employer under this Agreement by seeking new employment. Employer shall not be entitled to set off or reduce any severance payments owed to Executive under this Agreement by the amount of earnings or benefits received by Executive in future employment. The provisions of Paragraphs 4, 5 and 6 hereof shall survive the termination of the employment relationship hereunder and this Agreement.

7.   Compensation Upon Change in Control.
     -----------------------------------

     a.   For purposes of the Agreement, "Change of Control" means the
                                         -------------------
          occurrence of any of the following events:

          i. any "person" or "group" as such terms are used under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Employer or a current shareholder or option holder, any trustee or any other fiduciary holding securities under an Executive benefit plan of Employer, or any corporation owned, directly or indirectly, by the stockholders of Employer in substantially the same proportions as their ownership of Common Stock of Employer, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
               Act), of securities of Employer representing thirty-five percent (35%) or more of the combined voting power of Employer's voting securities then-outstanding;

          ii. during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Employer cease for any reason to constitute a majority thereof (unless the election, or nomination for election by Employer's stockholders, of such director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved);

          iii. Employer completes a merger or consolidation of Employer with another corporation, other than (A) a merger or consolidation which would result in the voting securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of Employer or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Employer (or similar transaction) in which no "person" (as herein above defined), excluding a current shareholder or option holder, acquires more than thirty percent (35%) of the combined voting power of Employer's then-outstanding voting securities; or

          iv. the stockholders of Employer approve a plan of complete liquidation of Employer or any agreement for the sale or disposition by Employer of all or substantially all of Employer's assets.

     b.   For purposes of this Agreement, "Good Reason" means the occurrence of
                                          -------------
          any of the following events:

          i. the reduction of the Executive's job title, position or responsibilities without the Executive's prior written consent;

          ii. the change of the location where the Executive is based to a location which is more than fifty (50) miles from his present location without the Executive's prior written consent; or

          iii. any reduction of the Executive's annual base salary and bonus from the highest annual base salary and bonus actually paid to Executive during the two (2) years immediately preceding the Change of Control.

          Executive shall give Employer fifteen (15) business days notice of an intent terminate this Agreement for "Good Reason" as defined in this Paragraph 7, and provide the Employer with ten (10) business days after receipt of such notice from Executive to remedy the alleged violation of subparagraphs 7(b)(i)(ii), or (iii).


     c.   Benefits Upon Change in Control.
          -------------------------------

          i.   Severance Benefits.  If the Executive's employment with Employer
               ------------------
               is terminated (i) by Employer (or by the acquiring or successor business entity following a Change of Control) other than for Cause or death, or

               (ii) by the Executive for Good Reason, in either event within a period beginning one hundred and eighty (180) days before, and ending two (2) years after, the date of a Change of Control (the "Change Period"), the Executive shall receive a cash severance benefit in an amount equal to the sum of:

               (1) 200% of the Executive's highest annual cash base salary in effect within two (2) years immediately preceding the Change of Control; plus

               (2) the greater of: a) the average of the Executive's annual bonuses paid for the two (2) calendar years immediately preceding the Change of Control or b) $35,000.

               In addition, for eighteen (18) months following the date of termination of the Executive's employment in circumstances in which a severance payment is due hereunder, Employer shall provide the Executive, at Employer's expense, health and other welfare benefits that are not less favorable to the Executive than those to which he was entitled immediately prior to the Change in Control. Provided however, Employer shall have no obligation to provide Executive with any compensation under this Paragraph 7 if Executive is in breach or violation of any of the covenants contained in Paragraph 4, which are applicable to the Executive at the time of the severance payment.

          ii.  Form of Payment.  The amount of the severance benefit provided
               ---------------
               in Paragraph 7(c)(i) hereof shall be paid to Executive thirty
               (30) days after termination.

          iii. Gross-Up Payments.  Anything in this Agreement to the contrary
               -----------------
               notwithstanding, in the event that a severance payment is made under this Agreement and it shall be determined (as hereafter provided) that any payment (other than the Gross-Up Payments provided for herein) or distribution by Employer or any of its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, or the lapse or termination of any restriction on, or the vesting or exercisability of any of the foregoing (a "Payment"), excluding, however, any stock option or right in respect of restricted stock, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto), by reason of being considered "contingent on a change in ownership or control" of Employer, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"); provided, however, that no
                                                     ------------------
               Gross-Up Payment shall be made with respect to the Excise Tax, if any, imposed upon (i) any stock option, including without limitation any incentive stock option, as defined by Section 422 of the Code ("ISO") granted prior to the execution of this Agreement or (ii) any stock appreciation or similar right, whether or not limited, granted in tandem with an ISO described in clause (i). The Gross-Up Payment shall be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including an Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. The procedural provisions relating to Gross-Up Payments set forth in Annex A hereto are hereby incorporated herein by this reference.

     d.   No Mitigation or Offset. The Executive shall not be required to
          -----------------------
          mitigate the amount of any payment provided for in this Paragraph 7 of this Agreement by seeking other employment or otherwise. Employer shall not be entitled to set off or reduce any severance payments owed to Executive under Paragraph 7 by the amount of earnings or benefits received by Executive in future employment.

     e.   Transaction Exclusion.  Employer and Executive agree that the
          ---------------------
          provisions of this Paragraph 7 shall not apply to the @Track Communications, Inc. and Minor Planet transaction of June 20, 2001.

8.   Term.  This Agreement shall be binding and enforceable against Employer and
     ----
     Executive immediately upon its execution by both such parties. The stated term of this Agreement and the employment relationship created hereunder shall begin on June 20, 2001 (with Executive to be bound by confidentiality and other provisions set forth in Paragraph 4 herein to the extent confidential information is provided to Executive prior to such date), and shall remain in effect for one (1) year thereafter, unless sooner terminated in accordance with Paragraph 5 hereof. This Agreement shall be deemed to be renewed for a month-to-month term after its initial term ("Renewal Term"), unless the parties execute an express written renewal agreement which specifies a different term or either party exercises its right to terminate the Agreement pursuant to the provisions herein. Following the expiration of the Initial Term, Executive may terminate the Agreement only upon six (6) months prior written notice to Employer, except for a termination by Executive for Good Reason under Section 7 (b).

     a. Notwithstanding any provision of this Agreement to the contrary, the parties' respective rights and obligations under Paragraphs 3, 4, 6 and 7 shall survive any termination or expiration of this Agreement or the termination of the Executive's employment for any reason whatsoever.

9.   Remedies. Each of the parties to this Agreement will be entitled to enforce
     --------
     its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Notwithstanding Paragraph 10 below, the parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

10.  Arbitration.  Except as Provided in Paragraph 9 above, any controversy or
     -----------
     claim arising out of or relating to this Agreement or relating to Executive's rights, compensation and responsibilities as an Executive shall be determined by arbitration in Dallas County, Texas in accordance with the rules of the American Arbitration Association then in effect. The arbitration shall be submitted to a single arbitrator selected in accordance with the American Arbitration Association's procedures then in effect for the selection of employment arbitrators. The parties shall split the cost of the arbitrator. The arbitrator shall have the authority to award any remedy that could be awarded by a court of competent jurisdiction. This Paragraph 10 shall survive termination of this Agreement for any reason.

11.  Assignment.  This Agreement is personal to Executive and may not be
     ----------
     assigned in any way by Executive without the prior written consent of Employer. This Agreement shall not be assignable or delegable by Employer, other than to an affiliate of Employer; provided, however, that in the event of the acquisition, merger or consolidation of Employer, the obligations of Employer hereunder shall be binding upon the surviving or resulting entity of such acquisition, merger or consolidation. The rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the heirs, legatees, administrators and personal representatives of Executive and upon the successors, representatives and assigns of Employer.

12.  Severability and Reformation. The parties hereto intend all provisions of
     ----------------------------
     this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

13.  Notices. All notices and other communications required or permitted to be
     -------
     given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

          If to Employer:  Jana A. Bell
                           President & CEO
                           1155 Kas Drive, Suite 100
                           Richardson, Texas  75081

          If to Executive: J. Raymond Bilbao
                           3333 Nutmeg Circle
                           Frisco, Texas 75034

     Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

14.  Further Actions.  Whether or not specifically required under the terms of
     ---------------
     this Agreement, each party hereto shall execute and deliver such documents and take such further actions as shall be necessary in order for such party to perform all of his or its obligations specified herein or reasonably implied from the terms hereof.

15.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
     -------------
     ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS (RULES) OR CHOICE OF LAWS (RULES) THEREOF.

16.  Entire Agreement and Amendment.  This Agreement contains the entire
     ------------------------------
     understanding and agreement between the parties, and supersedes any other agreement between Executive and Employer, whether oral or in writing, with respect to the subject matter hereof.. This Agreement may not be altered, amended, or rescinded, nor may any of its provisions be waived, except by an instrument in writing signed by both parties hereto or, in the case of an asserted waiver, by the party against whom the waiver is sought to be enforced. Any modification of this Agreement may only be signed on behalf of Employer by the General Counsel and Secretary of Employer and approved by the Board of Directors of Employer.

17.  Counterparts.  This Agreement may be executed in counterparts, with the
     ------------
     same effect as if both parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EMPLOYER:

@TRACK COMMUNICATIONS, INC.

By:     /s/ Jana Ahlfinger Bell           Dated:  6-21-01
     --------------------------
     JANA AHLFINGER BELL,
     President & Chief Executive Officer

EXECUTIVE:

    /s/ J. Raymond Bilbao
-------------------------------

                                    Annex A
                                    -------

                     GROSS-UP PAYMENT PROCEDURAL PROVISIONS

     (a) Subject to the provision of Paragraph (e) hereof, all determinations required to be made under Paragraph 6 of the Agreement, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by Employer to the Executive and the amount of such Gross-Up Payment, if any, shall be made by a Top 5 accounting firm (the "Accounting Firm") selected by the Executive in her sole discretion. The Executive shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both Employer and the Executive within thirty (30) calendar days after the Termination Date, if applicable, and any such other time or times as may be requested by Employer or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, Employer shall pay the required Gross-Up Payment to the Executive within fifteen (15) business days after receipt of such determination and calculations with respect to any Payment to the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish Employer and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on her federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which shall not have been made by Employer should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that Employer exhausts or fails to pursue its remedies pursuant to Paragraph (e) hereof and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both Employer and the Executive as promptly as possible. Any such Underpayment shall be promptly paid by Employer to, or for the benefit of, the Executive within fifteen (15) business days after receipt of such determination and calculations.

          (b) Employer and the Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of Employer or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Paragraph (a) hereof. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon Employer and the Executive.

          (c) The federal, state and local income or other tax returns filed by the Executive shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive shall make proper payment of the amount of any Excise Payment, and at the request of Employer, provide to Employer true and correct copies (with any amendments) of her federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by Employer, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within fifteen (15) business days pay to Employer the amount of such deduction.

          (d) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Paragraph
(a) hereof shall be paid by Employer. If such fees and expenses are initially paid by the Executive, Employer shall reimburse the Executive the full amount of such fees and expenses within fifteen (15) business days after receipt from the Executive of a statement therefor and reasonable evidence of her payment thereof.

          (e) The Executive shall notify Employer in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by Employer of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than ten (10) business days after the Executive actually receives notice of such claim and the Executive shall further apprise Employer of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive shall not pay such claim prior to the earlier of (i) the expiration of the thirty (30) calendar-day period following the date on which he gives such notice to Employer and (ii) the date that any payment of amount with respect to such claim is due. If Employer notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) provide Employer with any written records or documents in her possession relating to such claim reasonably requested by Employer;

          (ii) take such action in connection with contesting such claim as Employer shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by Employer;

          (iii) cooperate with Employer in good faith in order effectively to contest such claim, and

          (iv) permit Employer to participate in any proceedings relating to such claim;

provided, however, that Employer shall bear and pay directly all costs and
------------------
expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Paragraph (e), Employer shall control all proceedings taken in connection with the contest of any claim contemplated by this Paragraph (e) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at her own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Employer shall determine; provided, however, that if Employer directs the Executive to
                 ------------------
pay the tax claimed and sue for a refund, Employer shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any
                                          -------------------------
extension of the statute of limitations elating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Employer's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (f) If, after the receipt by the Executive of an amount advanced by Employer pursuant to Paragraph (e) hereof, the Executive receives any refund with respect to such claim, the Executive shall (subject to Employer's complying with the requirements of Paragraph (e) hereof) promptly pay to Employer the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by Employer pursuant to Paragraph (e) hereof, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and Employer does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of thirty (30) calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by Employer to the Executive pursuant to this Paragraph 7(c)(iii) of the Agreement.

_________________